Exhibit 99.1

EARNINGS RELEASE PR Contact: Laurie Schalow (949) 524-4035 MediaRelations@chipotle.com

IR Contact: Cindy Olsen, CFA (949) 524-4205 Cindy.Olsen@chipotle.com
CHIPOTLE ANNOUNCES THIRD QUARTER 2024 RESULTS
COMPARABLE SALES INCREASE 6% DRIVEN BY OVER 3% TRANSACTION GROWTH

NEWPORT BEACH, Calif. – October 29, 2024 – Chipotle Mexican Grill, Inc. (NYSE: CMG) today reported financial results for its third quarter ended September 30, 2024.
Third quarter highlights, year over year:
•Total revenue increased 13.0% to $2.8 billion
•Comparable restaurant sales increased 6.0%
•Operating margin was 16.9%, an increase from 16.0%
•Restaurant level operating margin was 25.5%1, a decrease from 26.3%1
•Diluted earnings per share was $0.28, a 21.7% increase from $0.232.
•Adjusted diluted earnings per share was $0.271, a 17.4% increase from $0.231
•Opened 86 new company-operated restaurants with 73 locations including a Chipotlane, and one international licensed restaurant
"Our focus on exceptional people, food and throughput and the long-awaited return of Smoked Brisket drove another quarter of strong results led by transaction growth," said Scott Boatwright, Interim CEO, Chipotle. "Our teams work hard to deliver extraordinary value to our guests as they provide our fresh, delicious and customizable culinary experience, at accessible prices to millions of people every day. They are the backbone of Chipotle and, together with our support centers, we will continue to execute against our five key strategies that help us win today, while we grow our future. This will help us to achieve our long-term target of reaching 7,000 restaurants in North America and move towards a more global brand."
Results for the three months ended September 30, 2024:
Total revenue in the third quarter of 2024 was $2.8 billion, an increase of 13.0% compared to the third quarter of 2023. The increase in total revenue was driven by new restaurant openings and a 6.0% increase in comparable restaurant sales due to higher transactions of 3.3% and a 2.7% increase in average check. Digital sales represented 34.0% of total food and beverage revenue.
During the third quarter we opened 86 new company-operated restaurants, of which 73 included a Chipotlane, and one international licensed restaurant. Chipotlanes continue to perform well and are helping enhance guest access and convenience, as well as increase new restaurant sales, margins, and returns.
Food, beverage and packaging costs in the third quarter of 2024 were 30.6% of total revenue, an increase from 29.7% in the third quarter of 2023. The increase was due to inflation across several ingredient costs, primarily avocados and dairy, higher usage of ingredients as we focused on ensuring consistent and generous portions, and a protein mix shift from the success of our Smoked Brisket limited time offer. This increase was partially offset by the benefit of menu price increases in the prior year.

1Restaurant level operating margin, adjusted diluted earnings per share, adjusted net income, non-GAAP general and administrative expenses, and non-GAAP effective income tax rate are non-GAAP financial measures. Reconciliations to GAAP measures and further information are set forth in the table at the end of this press release.
2Prior period results have been retroactively adjusted for the 50-for-1 stock split in June 2024.

Labor costs in the third quarter of 2024 were 24.9% of total revenue, in line with the third quarter of 2023. The benefit from sales leverage was offset primarily by wage increases for our restaurants in California.
Other operating costs in the third quarter of 2024 were 13.8% of total revenue, a decrease from 14.0% in the third quarter of 2023. The decrease was primarily due to sales leverage and lower delivery expenses, partially offset by higher advertising and marketing promotions expense.
General and administrative expenses for the third quarter of 2024 were $126.6 million on a GAAP basis, or $149.3 million1 on a non-GAAP basis. Adjusted general and administrative expenses exclude a $27.9 million decrease in stock-based compensation expense from equity awards forfeited by our former CEO, partially offset by $5.1 million of expense for retention equity awards granted to key executives.
The effective income tax rate for the third quarter of 2024 was 22.9%, a decrease from 24.2% in the third quarter of 2023. The decrease is primarily driven by reductions to nondeductible expenses, the release of income tax reserves, and additional tax benefits related to option exercises and equity vesting, partially offset by the impact of the return to provision adjustment in the comparable period.

Net income for the third quarter was $387.4 million, or $0.28 per diluted share, compared to $313.2 million, or $0.232 per diluted share in the third quarter of 2023. Adjusting for a net benefit in stock-based compensation expense due to unvested equity awards forfeited by our former CEO and related retention equity awards granted to key executives, an unrealized gain on a long-term investment, and an impairment charge related to a software asset, adjusted net income was $366.6 million1 and adjusted diluted earnings per share was $0.271.
During the third quarter we repurchased $488.1 million of stock at an average price per share of $54.55. As of September 30, 2024, $1.1 billion remained available under share repurchase authorizations from our Board of Directors, including an additional $400 million in additional authorizations approved by our Board of Directors on August 21, 2024 and $500 million in additional authorizations approved by our Board of Directors on September 19, 2024. The repurchase authorization may be modified, suspended, or discontinued at any time.
More information will be available in our Quarterly Report on Form 10-Q, which will be filed with the SEC by the end of October.
Outlook
For 2024, management is anticipating the following:
•Full year comparable restaurant sales growth in the mid to high-single digit range
•285 to 315 new company-operated restaurant openings with over 80% having a Chipotlane
•An estimated underlying effective full year tax rate between 24% and 26% before discrete items
For 2025, management is anticipating the following:
•315 to 345 new company-operated restaurant openings with over 80% having a Chipotlane
Definitions
The following definitions apply to these terms as used throughout this release:
•Comparable restaurant sales, or sales comps, and comparable restaurant transactions, represent the change in period-over-period total revenue or transactions for restaurants in operation for at least 13 full calendar months.
•Average restaurant sales refer to the average trailing 12-month food and beverage revenue for restaurants in operation for at least 12 full calendar months.
•Restaurant level operating margin represents total revenue less direct restaurant operating costs, expressed as a percent of total revenue.
•Digital sales represent food and beverage revenue for company-operated restaurants generated through the Chipotle website, Chipotle app or third-party delivery aggregators. Digital sales include revenue deferrals associated with Chipotle Rewards.
1Restaurant level operating margin, adjusted diluted earnings per share, adjusted net income, non-GAAP general and administrative expenses, and non-GAAP effective income tax rate are non-GAAP financial measures. Reconciliations to GAAP measures and further information are set forth in the table at the end of this press release.
2Prior period results have been retroactively adjusted for the 50-for-1 stock split in June 2024.

Conference Call Details
Chipotle will host a conference call on Tuesday, October 29, 2024, at 4:30 PM Eastern time to discuss third quarter 2024 financial results as well as provide a business update for the fourth quarter 2024.
The conference call can be accessed live over the phone by dialing 1-888-317-6003, or for international callers by dialing 1-412-317-6061, and use code: 0106477. The call will be webcast live from the company's website on the investor relations page at ir.chipotle.com/events. An archived webcast will be available approximately one hour after the end of the call.
About Chipotle
Chipotle Mexican Grill, Inc. (NYSE: CMG) is cultivating a better world by serving responsibly sourced, classically-cooked, real food with wholesome ingredients without artificial colors, flavors or preservatives. There are over 3,600 restaurants as of September 30, 2024, in the United States, Canada, the United Kingdom, France, Germany, and Kuwait and it is the only restaurant company of its size that owns and operates all its restaurants in North America and Europe. Chipotle is ranked on the Fortune 500 and is recognized on Fortune’s Most Admired Companies 2024 list and Time Magazine’s Most Influential Companies. With over 125,000 employees passionate about providing a great guest experience, Chipotle is a longtime leader and innovator in the food industry. Chipotle is committed to making its food more accessible to everyone while continuing to be a brand with a demonstrated purpose as it leads the way in digital, technology and sustainable business practices. For more information or to place an order online, visit WWW.CHIPOTLE.COM.
Forward-Looking Statements
Certain statements in this press release and in the October 29, 2024, conference call are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements under “Outlook” about our anticipated full year 2024 comparable restaurant sales growth, goals for number of new company-operated restaurant openings, and estimated underlying effective full year tax rate, as well as statements about expected restaurants with Chipotlanes, our ability to achieve our long-term target of more than doubling our business in North America and expanding internationally, our rate of expansion, future food costs, future labor costs, future general and administrative and other costs, future estimated tax rates and future long-term prospects. We use words such as “anticipate”, “believe”, “could”, “should”, “may”, “approximately”, “estimate”, “expect”, “intend”, “project”, “target”, "goal" and similar terms and phrases, including references to assumptions, to identify forward-looking statements. The forward-looking statements in this press release are based on currently available operating, financial and competitive information available to us as of the date of this release and we assume no obligation to update these forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements, including but not limited to: increasing wage inflation, including as a result of state or local regulations mandating higher minimum wages, and the competitive labor market, which impacts our ability to attract and retain qualified employees and has resulted in occasional staffing shortages; the impact of any union organizing efforts and our responses to such efforts; increasing supply costs; risks of food safety incidents and food-borne illnesses; risks associated with our reliance on certain information technology systems and potential material failures, interruptions or outages; privacy and cyber security risks, including risk of breaches, unauthorized access, theft, modification, destruction or ransom of guest or employee personal or confidential information stored on our network or the network of third party providers; the impact of competition, including from sources outside the restaurant industry; the impact of federal, state or local government regulations relating to our employees, employment practices, restaurant design and construction, and the sale of food or alcoholic beverages; our ability to achieve our planned growth, such as the costs and availability of suitable new restaurant sites, construction materials and contractors; the expected costs and risks related to our international expansion, including through licensed restaurants in the Middle East; increases in ingredient and other operating costs due to inflation, global conflicts, severe weather and climate change, our Food with Integrity philosophy, tariffs or trade restrictions; intermittent supply shortages relating to our Food with Integrity philosophy, rapid expansion and supply chain disruptions; the uncertainty of our ability to achieve expected levels of comparable restaurant sales due to factors such as changes in guests' perceptions of our brand, including as a result of negative publicity or social media posts, decreased consumer spending (including as a result of higher inflation, mass layoffs, fear of possible recession and higher energy prices), or the inability to increase menu prices or realize the benefits of menu price increases; risks associated with our digital business, including risks arising from our reliance on third party delivery services and the IT infrastructure; litigation risks, including possible governmental actions and potential class action litigation related to food safety incidents, cybersecurity incidents, employment or privacy laws, advertising claims, contract disputes or other matters; and other risk factors described from time to time in our SEC reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q, all of which are available on the investor relations page of our website at ir.Chipotle.com.

CHIPOTLE MEXICAN GRILL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three months ended September 30,
	2024		2023
Food and beverage revenue	$2,778,034	99.4%	$2,456,039	99.4%
Delivery service revenue	15,542	0.6	15,909	0.6
Total revenue	2,793,576	100.0	2,471,948	100.0
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food, beverage and packaging	855,515	30.6	734,186	29.7
Labor	696,847	24.9	616,282	24.9
Occupancy	142,570	5.1	126,269	5.1
Other operating costs	386,463	13.8	345,368	14.0
General and administrative expenses	126,614	4.5	159,501	6.5
Depreciation and amortization	84,349	3.0	78,546	3.2
Pre-opening costs	12,786	0.5	9,605	0.4
Impairment, closure costs, and asset disposals	15,176	0.5	7,241	0.3
Total operating expenses	2,320,320	83.1	2,076,998	84.0
Income from operations	473,256	16.9	394,950	16.0
Interest and other income, net	29,307	1.0	18,392	0.7
Income before income taxes	502,563	18.0	413,342	16.7
Provision for income taxes	115,175	4.1	100,125	4.1
Net income	$387,388	13.9%	$313,217	12.7%
Earnings per share:
Basic	$0.28		$0.23
Diluted	$0.28		$0.23
Weighted-average common shares outstanding:
Basic	1,367,038		1,377,525
Diluted	1,374,605		1,384,062

Prior period results have been retroactively adjusted for the 50-for-1 stock split in June 2024.

CHIPOTLE MEXICAN GRILL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Nine months ended September 30,
	2024		2023
Food and beverage revenue	$8,417,396	99.4%	$7,304,557	99.3%
Delivery service revenue	51,147	0.6	50,772	0.7
Total revenue	8,468,543	100.0	7,355,329	100.0
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food, beverage and packaging	2,508,264	29.6	2,165,409	29.4
Labor	2,072,924	24.5	1,811,754	24.6
Occupancy	416,932	4.9	372,097	5.1
Other operating costs	1,156,992	13.7	1,058,281	14.4
General and administrative expenses	506,267	6.0	464,337	6.3
Depreciation and amortization	251,154	3.0	233,902	3.2
Pre-opening costs	28,992	0.3	23,341	0.3
Impairment, closure costs, and asset disposals	26,417	0.3	31,842	0.4
Total operating expenses	6,967,942	82.3	6,160,963	83.8
Income from operations	1,500,601	17.7	1,194,366	16.2
Interest and other income, net	70,532	0.8	43,787	0.6
Income before income taxes	1,571,133	18.6	1,238,153	16.8
Provision for income taxes	368,787	4.4	291,502	4.0
Net income	$1,202,346	14.2%	$946,651	12.9%
Earnings per share:
Basic	$0.88		$0.69
Diluted	$0.87		$0.68
Weighted-average common shares outstanding:
Basic	1,370,671		1,379,640
Diluted	1,379,099		1,386,934
Prior period results have been retroactively adjusted for the 50-for-1 stock split in June 2024.

CHIPOTLE MEXICAN GRILL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	September 30, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$698,547	$560,609
Accounts receivable, net	93,202	115,535
Inventory	49,848	39,309
Prepaid expenses and other current assets	87,896	117,462
Income tax receivable	82,087	52,960
Investments	668,676	734,838
Total current assets	1,680,256	1,620,713
Leasehold improvements, property and equipment, net	2,320,395	2,170,038
Long-term investments	892,487	564,488
Restricted cash	27,969	25,554
Operating lease assets	3,954,689	3,578,548
Other assets	113,935	63,082
Goodwill	21,939	21,939
Total assets	$9,011,670	$8,044,362
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$221,301	$197,646
Accrued payroll and benefits	184,367	227,537
Accrued liabilities	181,354	147,688
Unearned revenue	180,288	209,680
Current operating lease liabilities	270,574	248,074
Total current liabilities	1,037,884	1,030,625
Long-term operating lease liabilities	4,212,868	3,803,551
Deferred income tax liabilities	79,519	89,109
Other liabilities	67,501	58,870
Total liabilities	5,397,772	4,982,155
Shareholders' equity:
Preferred stock, $0.01 par value, 600,000 shares authorized, no shares issued as of September 30, 2024 and December 31, 2023, respectively	-	-
Common stock, $0.01 par value, 11,500,000 shares authorized, 1,363,639 and 1,874,139 shares issued as of September 30, 2024 and December 31, 2023, respectively	13,635	18,741
Additional paid-in capital	2,030,178	1,937,794
Treasury stock, at cost, 0 and 502,843 common shares as of September 30, 2024 and December 31, 2023, respectively	-	(4,944,656)
Accumulated other comprehensive loss	(7,440)	(6,657)
Retained earnings	1,577,525	6,056,985
Total shareholders' equity	3,613,898	3,062,207
Total liabilities and shareholders' equity	$9,011,670	$8,044,362
Prior period results have been retroactively adjusted for the 50-for-1 stock split in June 2024.

CHIPOTLE MEXICAN GRILL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine months ended September 30,
	2024	2023
Operating activities
Net income	$1,202,346	$946,651
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	251,154	233,902
Deferred income tax provision	(9,599)	12,465
Impairment, closure costs, and asset disposals	24,139	30,536
Provision for credit losses	(289)	565
Stock-based compensation expense	85,903	86,557
Other	2,459	(17,272)
Changes in operating assets and liabilities:
Accounts receivable	22,069	33,666
Inventory	(10,540)	(4,508)
Prepaid expenses and other current assets	21,944	(23,494)
Operating lease assets	211,172	185,056
Other assets	(17,990)	(6,939)
Accounts payable	22,290	4,886
Accrued payroll and benefits	(42,774)	(14,902)
Accrued liabilities	23,488	1,882
Unearned revenue	(22,745)	(21,190)
Income tax payable/receivable	(29,100)	220,427
Operating lease liabilities	(155,770)	(156,180)
Other long-term liabilities	149	5,910
Net cash provided by operating activities	1,578,306	1,518,018
Investing activities
Purchases of leasehold improvements, property and equipment	(420,718)	(388,801)
Purchases of investments	(828,846)	(845,981)
Maturities of investments	548,070	440,788
Net cash used in investing activities	(701,494)	(793,994)
Financing activities
Repurchase of common stock	(662,605)	(437,305)
Tax withholding on stock-based compensation awards	(73,349)	(68,613)
Other financing activities	990	546
Net cash used in financing activities	(734,964)	(505,372)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,495)	4
Net change in cash, cash equivalents, and restricted cash	140,353	218,656
Cash, cash equivalents, and restricted cash at beginning of period	586,163	408,966
Cash, cash equivalents, and restricted cash at end of period	$726,516	$627,622
Supplemental disclosures of cash flow information
Income taxes paid	$408,553	$54,615
Purchases of leasehold improvements, property and equipment accrued in accounts payable and accrued liabilities	$78,798	$81,724
Repurchase of common stock accrued in accounts payable and accrued liabilities	$12,000	$15,312

CHIPOTLE MEXICAN GRILL, INC.
SUPPLEMENTAL FINANCIAL AND OTHER DATA
(dollars in thousands)
(unaudited)

	For the three months ended
	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sep. 30, 2023
Company-operated restaurants opened	86	52	47	121	62
Chipotle permanent closures	(1)	(1)	(3)	(2)	(1)
Chipotle relocations	-	-	(2)	(3)	(2)
Non-Chipotle permanent closures	-	-	-	-	(6)
Company-operated restaurants at end of period	3,615	3,530	3,479	3,437	3,321
Average restaurant sales	$3,184	$3,146	$3,082	$3,018	$2,972
Comparable restaurant sales increase	6.0%	11.1%	7.0%	8.4%	5.0%

	For the three months ended
	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sep. 30, 2023
Licensed restaurants opened	1	1	-	-	-
Licensed restaurants at end of period	2	1	-	-	-

CHIPOTLE MEXICAN GRILL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Below are definitions of the non-GAAP financial measures in this release. The following tables provide a reconciliation of non-GAAP financial measures presented in this release to the most directly comparable financial measures calculated and presented in accordance with GAAP.
Adjusted net income is net income excluding expenses related to software asset impairment, corporate restructuring, stock-based compensation forfeiture, stock-based compensation retention grants, and investments. Adjusted general and administrative expense is general and administrative expense excluding expenses related to corporate restructuring, stock-based compensation forfeiture, and stock-based compensation retention grants. The adjusted effective income tax rate is the effective income tax rate adjusted to reflect the after tax impact of non-GAAP adjustments. Restaurant level operating margin is equal to the revenues generated by our restaurants less their direct operating costs which consist of food, beverage and packaging, labor, occupancy and other operating costs. This performance measure primarily includes the costs that restaurant level managers can directly control and excludes other costs that are essential to conduct our business. Management uses restaurant level operating margin as a measure of restaurant performance. Management believes restaurant level operating margin is useful to investors in that it highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. We present these non-GAAP measures in order to facilitate meaningful evaluation of our operating performance across periods. These adjustments are intended to provide greater transparency of underlying performance and to allow investors to evaluate our business on the same basis as our management, which uses these non-GAAP measures in evaluating the company’s performance. Our adjusted net income, adjusted diluted earnings per share, adjusted general and administrative expenses, adjusted effective income tax rate and restaurant level operating margin measures may not be comparable to other companies’ adjusted measures. These adjustments are not necessarily indicative of what our actual financial performance would have been during the periods presented and should be viewed in addition to, and not as an alternative to, our results prepared in accordance with GAAP. Further details regarding these adjustments are included in the tables below.

CHIPOTLE MEXICAN GRILL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted Net Income and Adjusted Diluted Earnings per Share
(in thousands, except per share amounts)
(unaudited)

	Three months ended September 30,
	2024	2023
Net income	$387,388	$313,217
Non-GAAP adjustments:
Impairment and exit costs:
Software asset impairment(1)	6,249	-
Corporate Restructuring:
Employee related and other restructuring costs(2)	-	1,334
Stock-based compensation forfeiture(3)	(27,863)	-
Stock-based compensation retention grants(4)	5,134	-
Investment(5)	(4,635)	-
Total non-GAAP adjustments	(21,115)	1,334
Tax effect of non-GAAP adjustments above(6)	360	(221)
After tax impact of non-GAAP adjustments	(20,755)	1,113
Adjusted net income	$366,633	$314,330

Diluted weighted-average number of common shares outstanding	1,374,605	1,384,062
Diluted earnings per share	$0.28	$0.23
Adjusted diluted earnings per share	$0.27	$0.23

(1)Property and equipment impairment charges related to a software asset.
(2)Charges for third-party vendors, stock-based compensation, and employee severance related to the May 2023 optimization of our organizational structure.
(3)Stock-based compensation expense reversal for equity awards forfeited by our former CEO.
(4)Stock-based compensation expense for retention equity awards granted to key executives granted in connection with the CEO transition.
(5)Unrealized gain in a long-term investment.
(6)Adjustments relate to the tax effect of non-GAAP adjustments, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.
Prior period results have been retroactively adjusted for the 50-for-1 stock split in June 2024.

CHIPOTLE MEXICAN GRILL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted General and Administrative Expenses
(in thousands)
(unaudited)

	Three months ended September 30,
	2024	2023
General and administrative expenses	$126,614	$159,501
Non-GAAP adjustments:
Restructuring expense(1)	-	(1,334)
Stock-based compensation forfeiture(2)	27,863	-
Stock-based compensation retention grants(3)	(5,134)	-
Total non-GAAP adjustments	22,729	(1,334)
Adjusted general and administrative expenses	$149,343	$158,167
(1)Charges for third-party vendors, stock-based compensation, and employee severance related to the May 2023 optimization of our organizational structure.
(2)Stock-based compensation expense reversal for equity awards forfeited by our former CEO.
(3)Stock-based compensation expense for retention equity awards granted to key executives granted in connection with the CEO transition.

CHIPOTLE MEXICAN GRILL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted Effective Income Tax Rate
(unaudited)

	Three months ended September 30,
	2024	2023
Effective income tax rate	22.9%	24.2%
Tax impact of non-GAAP adjustments(1)	0.9	-
Adjusted effective income tax rate	23.8%	24.2%
(1)Adjustments relate to the tax effect of non-GAAP adjustments, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

CHIPOTLE MEXICAN GRILL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Restaurant Level Operating Margin
(in thousands)
(unaudited)

	Three months ended September 30,
	2024	Percent of total revenue	2023	Percent of total revenue
Income from operations	$473,256	16.9%	$394,950	16.0%
Non-GAAP Adjustments
General and administrative expenses	126,614	4.5	159,501	6.5
Depreciation and amortization	84,349	3.0	78,546	3.2
Pre-opening costs	12,786	0.5	9,605	0.4
Impairment, closure costs, and asset disposals	15,176	0.5	7,241	0.3
Total non-GAAP Adjustments	$238,925	8.6%	$254,893	10.3%
Restaurant level operating margin	$712,181	25.5%	$649,843	26.3%